Exhibit 99.2

Reported Consolidated Results

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$914	$1,082
Short-term investments	689	776
Accounts receivable, net	115	104
Mortgage loans held for sale	185	159
Prepaid expenses and other current assets	247	210
Restricted cash	4	3
Total current assets	2,154	2,334
Contract cost assets	27	25
Property and equipment, net	364	360
Right of use assets	57	59
Goodwill	2,823	2,823
Intangible assets, net	297	207
Other assets	24	21
Total assets	$5,746	$5,829
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$35	$30
Accrued expenses and other current liabilities	111	105
Accrued compensation and benefits	52	57
Borrowings under credit facilities	173	145
Deferred revenue	70	62
Lease liabilities, current portion	15	14
Convertible senior notes	419	418
Total current liabilities	875	831
Lease liabilities, net of current portion	80	83
Other long-term liabilities	37	67
Total liabilities	992	981
Shareholders’ equity:
Class A common stock	—	—
Class B common stock	—	—
Class C capital stock	—	—
Additional paid-in capital	6,628	6,733
Accumulated other comprehensive loss	—	(3)
Accumulated deficit	(1,874)	(1,882)
Total shareholders’ equity	4,754	4,848
Total liabilities and shareholders’ equity	$5,746	$5,829

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share data, which are presented in thousands, and per share data, unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$598	$529
Cost of revenue (1)	139	123
Gross profit	459	406
Operating expenses:
Sales and marketing (1)	198	166
Technology and development (1)	149	147
General and administrative (1)	121	132
Impairment costs	—	6
Total operating expenses	468	451
Loss from operations	(9)	(45)
Other income, net	22	33
Interest expense	(5)	(9)
Income (loss) before income taxes	8	(21)
Income tax expense	—	(2)
Net income (loss)	$8	$(23)
Net income (loss) per share:
Basic	$0.03	$(0.10)
Diluted	$0.03	$(0.10)
Weighted-average shares outstanding:
Basic	242,256	234,695
Diluted	256,192	234,695
(1) Includes share-based compensation expense as follows:
Cost of revenue	$3	$4
Sales and marketing	18	18
Technology and development	38	42
General and administrative	38	44
Total share-based compensation	$97	$108
Adjusted EBITDA (2)	$153	$125
(2) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See Exhibit 99.1 for more information regarding our presentation of Adjusted EBITDA and for a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, for each of the periods presented.

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Three Months Ended March 31,
	2025	2024
Operating activities
Net income (loss)	$8	$(23)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	65	56
Share-based compensation	97	108
Amortization of right of use assets	2	3
Amortization of contract cost assets	5	5
Amortization of debt issuance costs	1	2
Impairment costs	—	6
Accretion of bond discount	(3)	(8)
Other adjustments to reconcile net income (loss) to net cash provided by operating activities	(3)	1
Changes in operating assets and liabilities:
Accounts receivable	(11)	(4)
Mortgage loans held for sale	(26)	(32)
Prepaid expenses and other assets	(38)	(30)
Contract cost assets	(7)	(5)
Lease liabilities	(2)	(13)
Accounts payable	5	6
Accrued expenses and other current liabilities	9	—
Accrued compensation and benefits	(5)	—
Deferred revenue	8	6
Other long-term liabilities	(1)	2
Net cash provided by operating activities	104	80
Investing activities
Proceeds from maturities of investments	150	139
Proceeds from sales of investments	2	—
Purchases of investments	(60)	(297)
Purchases of property and equipment	(36)	(39)
Purchases of intangible assets	(108)	(7)
Net cash used in investing activities	(52)	(204)
Financing activities
Net borrowings on repurchase agreements	28	30
Repurchases of Class A common stock and Class C capital stock	(250)	(9)
Proceeds from exercise of stock options	33	50
Payment of contingent consideration for acquisition	(30)	—
Net cash provided by (used in) financing activities	(219)	71
Net decrease in cash, cash equivalents and restricted cash during period	(167)	(53)
Cash, cash equivalents and restricted cash at beginning of period	1,085	1,495
Cash, cash equivalents and restricted cash at end of period	$918	$1,442
Supplemental disclosures of cash flow information
Noncash transactions:
Write-off of fully depreciated property and equipment	$46	$9
Capitalized share-based compensation	15	19

Non-GAAP Net Income per Share
Our presentation of non-GAAP net income per share excludes the impact of the results of share-based compensation, impairment costs and income taxes. This measure is not a key metric used by our management or board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income per share as supplemental information to investors, as we believe the exclusion of the results of share-based compensation, impairment costs and income taxes facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider non-GAAP net income per share in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table sets forth a reconciliation of non-GAAP net income, adjusted, to net income (loss), as reported on a GAAP basis, and the calculation of non-GAAP net income per share - basic and diluted, for each of the periods presented (in millions, except share data, which are presented in thousands, and per share data, unaudited):

	Three Months Ended March 31,
	2025	2024
Net income (loss), as reported	$8	$(23)
Share-based compensation	97	108
Impairment costs	—	6
Income taxes	—	2
Net income, adjusted	$105	$93
Non-GAAP net income per share:
Basic	$0.43	$0.40
Diluted	$0.41	$0.36
Weighted-average shares outstanding:
Basic	242,256	234,695
Diluted	256,192	266,370
Diluted non-GAAP net income per share for the periods presented is calculated using diluted weighted-average shares outstanding, which includes potential shares of Class C capital stock for the periods in which their effect would have been dilutive. The potential shares of Class C capital stock were excluded from the calculation of non-GAAP net income per share for certain periods presented if their effect would have been antidilutive. The following table reconciles the denominators used in the basic and diluted non-GAAP net income per share calculations (in thousands, unaudited):

	Three Months Ended March 31,
	2025	2024
Denominator for basic calculation	242,256	234,695
Effect of dilutive securities:
Option awards	9,668	3,191
Unvested restricted stock units	4,268	3,038
Convertible senior notes	—	25,446
Denominator for dilutive calculation	256,192	266,370

Key Metrics
The following table presents our visits and average monthly unique users for the periods presented (in millions, except percentages):

	Three Months Ended March 31,		2024 to 2025 % Change
	2025	2024
Visits (1)	2,354	2,316	2%
Average monthly unique users (2)	227	217	5%
(1) Visits includes groups of interactions by users with the Zillow, Trulia and StreetEasy mobile apps and websites. Zillow and StreetEasy measure visits with an internal measurement tool and Trulia measures visits with Adobe Analytics.
(2) Zillow, StreetEasy and HotPads measure unique users with an internal measurement tool and Trulia measures unique users with Adobe Analytics.
The following table presents our For Sale revenue per Total Transaction Value (“TTV”) for the periods presented:

	Twelve Months Ended March 31,		2024 to 2025 % Change
	2025	2024
For Sale revenue (in millions)	$1,773	$1,585	12%
Total transaction value (in trillions) (1)	$1.7	$1.6	7%
For Sale revenue per total transaction value (in basis points)	10.2	9.7	5%

(1) TTV is calculated as the number of existing residential homes sold during the relevant period multiplied by the average sales price of existing residential homes sold during the same period according to residential real estate data collected and estimated by Zillow Group, as published monthly on our site.
The following table presents loan origination volume by purpose and in total for Zillow Home Loans for the periods presented (in millions, except percentages):

	Three Months Ended March 31,		2024 to 2025 % Change
	2025	2024
Purchase loan origination volume	$791	$601	32%
Refinance loan origination volume	5	4	25%
Total loan origination volume	$796	$605	32%